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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      PURSUANT TO SECTION 12(B) OR (G) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

                              DISCOVERY ZONE, INC.

             (Exact name of registrant as specified in its charter)

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
                        DELAWARE                                                 36-3877601
      --------------------------------------------              --------------------------------------------
            (State or other jurisdiction of                                   (I.R.S. Employer
             incorporation or organization)                                 Identification No.)

                    565 TAXTER ROAD
                      FIFTH FLOOR
                   ELMSFORD, NEW YORK                                              10523
      --------------------------------------------              --------------------------------------------
        (Address of principal executive offices)                                 (Zip Code)
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                                 (914) 345-4500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

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                  TITLE OF EACH CLASS                                  NAME OF EACH EXCHANGE ON WHICH
                  TO BE SO REGISTERED                                  EACH CLASS IS TO BE REGISTERED

                          None                                                      None
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
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                                (Title of class)
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                              DISCOVERY ZONE, INC.

INTRODUCTION

    This Registration Statement on Form 10 (the "Form 10") relates to the registration under the Securities Exchange Act of 1934, as amended, of the Registrant's common stock, par value $.01 per share (the "Common Stock"), which is being issued pursuant to the Registrant's Third Amended Joint Plan of Reorganization, effective as of July 29, 1997. The Registration Statement on Form S-4 dated November 19, 1997, subject to completion or amendment (the "Form S-4"), of the Registrant is attached hereto as Exhibit 99.1 and is incorporated herein by reference in answer to the items of this Form 10 set forth below.

ITEM 1. BUSINESS

    The information required by this item is contained under the sections "Company Background" and "Business" of the Form S-4 and is incorporated herein by reference.

ITEM 2. FINANCIAL INFORMATION

    The information required by this item is contained under the sections "Capitalization," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form S-4 and is incorporated herein by reference.

ITEM 3. PROPERTIES

    The information required by this item is contained under the section "Business -- Properties" of the Form S-4 and is incorporated herein by reference.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information required by this item is contained under the section "Principal Stockholders" of the Form S-4 and is incorporated herein by reference.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

    The information required by this item is contained under the section "Management" of the Form S-4 and is incorporated herein by reference.

ITEM 6. EXECUTIVE COMPENSATION

    The information required by this item is contained under the section "Management" of the Form S-4 and is incorporated herein by reference.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The information required by this item is contained under the section "Certain Transactions with Affiliates" of the Form S-4 and is incorporated herein by reference.

ITEM 8. LEGAL PROCEEDINGS

    The information required by this item is contained under the section "Business -- Litigation" of the Form S-4 and is incorporated herein by reference.

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ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

    The information required by this item is contained under the section "Description of Capital Stock -- Common Stock" of the Form S-4 and is incorporated herein by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

    On July 22, 1997, the Registrant offered and sold 85,000 Units (each, a "Unit" and collectively, the "Units"), each consisting of $1,000 principal amount of 13 1/2% Senior Secured Notes due 2002 and one warrant to purchase
9.4724 shares of the Registrant's Common Stock, at an exercise price of $.01 per share, subject to adjustment. Jefferies & Company, Inc. acted as the initial purchaser (the "Initial Purchaser") on behalf and at the direction of the Company in the private placement of the Units. The Units were offered and sold only to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) and to Institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). The aggregate offering price of the Units was $85,000,000 and the aggregate discount to the Initial Purchaser was $2,975,000.

    On July 22, 1997, pursuant to Section 4(2) under the Securities Act, the Registrant issued an aggregate of 1,000 shares of Series A Convertible Redeemable Preferred Stock (the "Convertible Preferred Stock") to Wafra Investment Advisory Group, Inc. at an aggregate offering price of $15 million.

    Additional information required by this item is contained under the sections "Description of Certain Indebtedness -- Private Notes," "Description of Exchange Notes," "Description of Capital Stock -- Preferred Stock" and "Description of Capital Stock -- Warrants" of the Form S-4 and such sections are incorporated herein by reference.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information required by this item is contained under the section "Description of Capital Stock -- Common Stock" of the Form S-4 and is incorporated herein by reference.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information required by this item is contained under the section "Management -- Limitations on Liability; Indemnification" of Part II of the Form S-4 and is incorporated herein by reference.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The information required by this item is contained under the sections "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements" of the Form S-4 and is incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    The information required by this item is contained in Exhibit 16.2 of the Registrant's Current Report on Form 8-K dated June 3, 1996, and is incorporated herein by reference.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements

    The information required by this item is contained under the section "Financial Statements" and is incorporated herein by reference.

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    (b) Exhibits

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  EXHIBIT
  NUMBER     DESCRIPTION
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
       2.1   Third Amended Joint Plan of Reorganization of the Registrant, dated March 11, 1997 (incorporated by reference from the Current Report on Form 8-K of the Registrant, dated July 9, 1997).
       2.2   Agreement and Plan of Merger, dated as of July 28, 1997, between Discovery Zone Children's Amusement
             Corp. and the subsidiaries of the Registrant listed therein (incorporated by reference from the Form S-4 of the Registrant, dated November 19, 1997).
       2.3   Agreement and Plan of Merger, dated as of July 29, 1997, between the Registrant and Discovery Zone
             Children's Amusement Corporation (incorporated by reference from the Form S-4 of the Registrant, dated
             November 19, 1997).
       3.1   Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from the
             Form S-4 of the Registrant, dated November 19, 1997).
       3.2   Amended and Restated By-laws of the Registrant (incorporated by reference from the Form S-4 of the
             Registrant, dated November 19, 1997).
      *4.1   Form of Common Stock Certificate.
     *10.1   Employment Agreement, dated as of July 21, 1997, between the Registrant and Scott W. Bernstein
             (incorporated by reference from the Form S-4 of the Registrant, dated November 19, 1997).
     *10.2   Employment Agreement, dated as of August 1, 1997, between the Registrant and Robert G. Rooney
             (incorporated by reference from the Form S-4 of the Registrant, dated November 19, 1997).
     *10.3   Employment Agreement, dated as of August 1, 1997, between the Registrant and Sharon L. Rothstein
             (incorporated by reference from the Form S-4 of the Registrant, dated November 19, 1997).
      12.1   Statements re computation of ratios (incorporated by reference from the Form S-4 of the Registrant, dated November 19, 1997).
      16.1   Letter re change in certifying accountant (incorporated by reference from the Current Report on Form 8-K of the Registrant, dated June 3, 1996).
      21.1   List of Subsidiaries of the Registrant (incorporated by reference from the Form S-4 of the Registrant, dated November 19, 1997).
      23.1   Consent of Ernst & Young LLP, independent public accountants for the Registrant.
      23.2   Consent of Price Waterhouse LLP, independent public accountants for the Registrant.
      23.3   Consent of Arthur Andersen LLP, independent public accountants for the Registrant.
     *27.1   Financial Data Schedule (incorporated by reference from the Form S-4 of the Registrant, dated November
             19, 1997).
      99.1   Prospectus filed as a part of the Form S-4, subject to completion or amendment, of the Registrant, dated
             November 19, 1997.
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*   To be filed by amendment.

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                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

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                                DISCOVERY ZONE, INC.

DATED: NOVEMBER 19, 1997        By:  /s/ Scott W. Bernstein
                                     ----------------------------------------
                                     Scott W. Bernstein
                                     CHIEF EXECUTIVE OFFICER, PRESIDENT
                                     AND DIRECTOR
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